Letter to Shareholders
Technology & Corporate Development Progress Update
Date: 08/03/2010

To Our Valued Shareholders,

We’re pleased to share with you an update that shows significant positive movement toward the commercialization of our cross-industry CIGS thin-film solar cell technology.

First and foremost, shortly after the receipt of the parts necessary to continue the development process, we completed the assembly of the co-evaporation processing chamber that converges separate operations into an integrated single chamber design where the layers of the solar cell – copper, indium, gallium, and selenide – are integrated to produce a full size CIGS sample. The completion of this deposition process brings us closer to making this hybrid product a “drop in” replacement success for the 80% of the solar market that uses silicon wafers to manufacture solar modules.

Moving forward, steps over the next several weeks have already commenced include testing and calibrating of the integrated evaporation system. Furthermore, plans to begin the CIGS deposition tests may start as early as this week with the goal of producing working devices as part of the systematic engineering process leading to our goal of full size working cell samples produced via the combination of sputtered and evaporative processes.

Thank you for your continued support of our company. As we make progress, we look forward to reporting back to you.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Tom Djokovich, CEO, XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.